                                                                    Exhibit 4(f)

                                STOCK OPTION AGREEMENT

         AGREEMENT, dated as of the 15th day of May, 1996, by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and RICHARD R. NICOLOSI (the "Executive").

                                W I T N E S S E T H :

         WHEREAS, as an essential inducement to the Executive entering into the Employment Agreement (the "Employment Agreement"), dated as of May 15, 1996, by and between the Company and the Executive, the Company desires to grant to the Executive a right to acquire shares of common stock, par value $.01 per share ("Common Stock"), of the Company according to the terms and conditions provided herein and to provide additional incentives to the Executive to increase the long-term value of the Company and further align his interests with those of the stockholders of the Company.

         NOW, THEREFORE, in consideration of the premises and covenants herein set forth and other good and valuable consideration, the Company and the Executive hereby agree as follows:

         1. CONFIRMATION OF GRANT OF OPTION. Pursuant to a determination by the Board of Directors of the Company (together with any duly authorized committee thereof, the "Board"), the Company, subject to the terms and conditions of this Agreement, hereby confirms that the Executive has been granted, effective May 15, 1996 (the "Date of Grant"), as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase from the Company (i) 186,170 shares, of Common Stock (the "Series A Options") and (ii) 239,362 shares, of Common Stock (the "Series B Options" and, together with the Series A Options, the "Options"). The Series A Options and the Series B Options shall constitute separate series, each of which shall be subject to separate vesting criteria as provided in Section 4 hereof. The Options shall vest as provided in Section 4 hereof and shall be subject to adjustment as provided in Section 6 hereof.

         2. EXERCISE PRICE. The exercise price per share (the "Exercise Price") for the Options shall be $18.25.

         3. NON-TRANSFERABILITY OF OPTIONS. The Options may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process otherwise than by will or by the laws of descent and distribution, and the Options may be exercised during the lifetime of the Executive only by him.

         4. TERM AND EXERCISE OF OPTIONS. The Options shall remain outstanding (subject to the vesting and exercisability provisions provided herein) during a period of five (5) years beginning on the Date of Grant (the "Option Term"). Except as otherwise provided in Section 5 hereof, Options that have vested (regardless of the provision of this Agreement pursuant to which vesting occurred) shall remain exercisable in whole at any time or in part and from time to time until the earlier to occur of the expiration of the Option Term and the expiration of one year after the date of the termination of the Executive's employment with the Company. The Executive shall not have any rights to dividends or any other rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Options until such shares have been issued to him upon the exercise of the Options.

         (a) SERIES A OPTIONS. Fifty percent (50%) of the Series A Options shall vest on the first anniversary of the date of this Agreement and the remaining fifty percent (50%) of the Series A Options shall vest on the second anniversary of the date of this Agreement so long as the Executive remains continually employed by the Company from the date hereof through such date of vesting.

         (b) SERIES B OPTIONS. The Series B Options shall vest on the second anniversary date of this Agreement if (i) the Executive remains continually employed by the Company from the date hereof through such date of vesting, and
(ii) the arithmetic average of the Fair Market Values (as defined below) per share of Common Stock as of each day in any period of 30 consecutive days prior to the second anniversary of the date of this

Agreement shall equal or exceed the Target Price Per Share (as defined below).

         (c) ACCELERATED VESTING OF OPTIONS. Notwithstanding any provision hereof to the contrary, if a Change of Control (as defined below) occurs at any time prior to the second anniversary of this Agreement, then, as of the Change of Control Date (as defined below), (i) all of the Series A Options that have not become vested prior to the Change of Control Date shall become vested and
(ii) all of Series B Options shall become vested, provided that in the case of the Series B Options, either (x) the arithmetic average of the Fair Market Values per share of Common Stock as of each day in any period of 30 consecutive days prior to the Change of Control Date or (y) the Fair Market Value per share of Common Stock as of the Change of Control Date, shall equal or exceed the Target Price Per Share, and further provided that in the case of both the Series A Options and the Series B Options, the Executive remains continually employed by the Company from the date hereof to the Change of Control Date. Notwithstanding the failure of any Series B Options to vest pursuant to Section 4(b) or the preceding sentence of this Section 4(c), all of the Series B Options shall vest on April 15, 2001, so long as the Executive remains continually employed by the Company from the date hereof through April 15, 2001.

         (d) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "TARGET PRICE PER SHARE". The "Target Price Per Share" means $30.00 per share of Common Stock, as adjusted by the Board to reflect any recapitalization, capital reorganization, reclassification, share subdivision or combination, stock dividend or similar transaction after the date of this Agreement (using the methodology set forth in Sections 6(a), 6(b) and 6(c) hereof with respect to adjustments to the Exercise Price), but excluding any such transaction or series of related transactions that constitute or result in a Change of Control.

         "FAIR MARKET VALUE". The "Fair Market Value" per share of Common Stock, as of any date of determination, means (i) the closing sales price per share of Common Stock, on the national securities exchange on which such stock is principally traded, on the next preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") system for the last preceding date on which such bid and asked prices were reported, or (iv) if the shares of Common Stock are not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, such value as determined in good faith by the Board (or any duly authorized committee thereof). Notwithstanding the foregoing, if a Change of Control occurs, the "Fair Market Value" per share of the Common Stock, as of the date (the "Change of Control Date") on which such Change of Control occurs, means (i) the per share price at which the Change of Control transaction takes place if such transaction involves a sale of Common Stock for cash or a cash merger or (ii) the implied per share value of the Common Stock set forth in an opinion (the "Valuation Opinion") of the investment bank retained by the Company in connection with such transaction if such transaction involves a sale of stock other than for cash or a sale of assets or merger (other than a cash merger) or consolidation of the Company with or into another corporation. The Valuation Opinion shall be rendered as of the Change of Control Date and shall value the Common Stock by reference to the fair market value of the consideration received by the Company or its stockholders in the Change of Control transaction on the last business day preceding the Change of Control Date.

         "CHANGE OF CONTROL". "Change of Control" means (a) any sale, transfer or other conveyance (whether directly, or indirectly through a merger, consolidation or similar transaction), or series of related sales, transfers or other conveyances, of the outstanding capi-tal stock of the Company pursuant to which any person (or group of affiliated persons) other than an Excluded Person, becomes the beneficial owner of more than 50% of the outstanding common stock of the Company or (b) any sale, transfer or other conveyance of all or substantially all of the Company's assets to any person (or group of affiliated persons) other than to an Excluded Person. For purposes of the foregoing definition, "Excluded Person" means and includes
(i) Apollo Investment Fund, L.P. ("Apollo"), any of its affiliates, and, so long as Apollo or an affiliate of Apollo controls the right to vote the securities in question, any partner, shareholder or trustee of any of them, (ii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (iii) the Company or any subsidiary of the Company.

         5. TERMINATION. The Executive's rights with respect to the Options upon death or the termination of his employment with the Company are as follows:

         (a) CAUSE. If the Executive is terminated from his employment with the Company for Cause (as defined in the Employment Agreement) in accordance with Section 5(c) of the Employment Agreement, then all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) (x) on the date upon which Preliminary Notice is given pursuant to Section 5(c) of the Employment Agreement, in the case of a termination for Cause described in clause (A) or (B) of Section 5(c) of the Employment Agreement, and (y) on the Date of Termination (as defined in the Employment Agreement) in the case of a termination for Cause described in clause
(C) of Section 5(c) of the Employment Agreement, provided that the Executive's employment is thereafter terminated in accordance with the provisions of Section 5(c) of the Employment Agreement.

         (b) DISABILITY. If the Executive is terminated from his employment with the Company by reason of disability in accordance with Section 5(b) of the Employment Agreement, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the effective date of such termination. All Options that have vested prior to such

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date shall remain exercisable until the earlier to occur of (i) the first anniversary of such date and (ii) the expiration of the Option Term.

         (c) DEATH. If the Executive dies while employed by the Company, then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Executive's death his executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death until the earlier to occur of (i) the first anniversary of such date and (ii) the expiration of the Option Term.

         (d)  OTHER TERMINATIONS OF EMPLOYMENT.

              (i) If the Executive's employment is terminated by the Executive other than for Good Reason (as defined in the Employment Agreement), then all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of such termination. All Options that have vested prior to such date shall remain exercisable until the earlier to occur of (i) the ninetieth day following such date and (ii) the expiration of the Option Term.

              (ii) If the Executive's employment is terminated (A) by the Company without Cause other than for disability or (B) by the Executive for Good Reason, then, as of the date of such termination, (i) fifty percent (50%) of the Series A Options shall become vested, if the date of such termination is on or before the first anniversary of the date of this Agreement, or all of the Series A Options that have not become vested prior to the date of such termination shall become vested, if the date of such termination is after the first anniversary of the date of this Agreement and (ii) all of the Series B Options shall become vested, provided that in the case of the Series B Options, either
(x) the arithmetic average of the Fair Market Values per share of Common Stock as of each day in any period of 30 consecutive days prior to the date of termination or (y) the Fair Market Value per share of Common Stock as of the date of termination, shall equal or exceed the Target Price Per Share. Notwithstanding the foregoing, if a Change of Control occurs within 180 days after the date of such termination and either (x) the arithmetic average of the Fair Market

Values per share of Common Stock as of each day in any period of 30 consecutive days prior to the Change of Control Date or (y) the Fair Market Value per share of Common Stock as of the Change of Control Date, shall equal or exceed the Target Price Per Share, then all of the Series A Options and all of the Series B Options that have not become vested pursuant to the preceding sentence of this
Section 6(d)(ii) shall become vested as of the Change of Control Date. Any Series A Options or Series B Options that do not become vested pursuant to the immediately preceding two sentences of this Section 6(d)(ii) shall automatically terminate and be canceled (without any action on the part of the Company) on the 180th day after the date of such termination.

         (e) TERMINATION DATE. For purposes of Sections 5(a), (b) and (d) hereof, the date of termination of the Executive's employment shall be the Date of Termination (as defined in the Employment Agreement).

         (f) EXTENSION AFTER CERTAIN TERMINATIONS. If the Executive's employment with the Company is terminated other than for a reason described in paragraph (a), (b), (c) or (d)(i) above, and the Executive dies or becomes disabled within ninety (90) days after such termination of employment, then the Executive's executors, administrators, legatees or distributees may exercise the Options, to the extent vested and exercisable as of the Date of Termination until the earlier to occur of (i) the first anniversary of the date of death or disability and (ii) the expiration of the Option Term.

         6. CERTAIN ADJUSTMENTS. The number and kind of securities that may be purchased upon the exercise of the Options and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of any of the following events after the date hereof:

         (a) RECAPITALIZATION, CAPITAL REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In case of any recapitalization or capital reorganization of the Company or any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and that does not result in any reclassification of or change in the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination)), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Executive shall thereafter have the right to acquire upon exercise of the Options, in lieu of each share of Common Stock theretofore issuable upon exercise of the Options, the kind and amount of shares of capital stock, other securities, money and/or property receivable in respect of each share of Common Stock upon such recapitalization, reorganization, reclassification, consolidation, merger, sale or transfer. The provisions of this paragraph (a) shall similarly apply to successive recapitalizations, reorganizations, reclassifications, consolidations, mergers, sales and transfers.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company shall subdivide or combine its outstanding shares of Common Stock, (i) in the case of a subdivision of shares, the Exercise Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Exercise Price shall be proportionately increased (as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination. In the event that an adjustment pursuant to this paragraph (b) is made as of the record date for purposes of any subdivision or combination and such subdivision or combination is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

         (c) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company shall pay a dividend on, or make any other distribution to the holders of, its outstanding Common Stock in shares of its Common Stock, the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such record date (or if no such record is taken, immediately prior to such payment or other distribution), by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; PROVIDED that if the foregoing adjustment is made to the Exercise Price as of a record date for such dividend or other distribution and such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

         (d) ADJUSTMENT NUMBER OF SHARES. Upon each adjustment and readjustment of the Exercise Price pursuant to paragraph (b) or (c) of this
Section 6, the number of shares of Common Stock then issuable upon exercise of the Options shall be adjusted, to the nearest 1/10th of a whole share, to the product obtained by multiplying such number of shares issuable upon exercise of the Options immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         7. METHOD OF EXERCISE OF OPTIONS. (a) Subject to the terms and conditions of this Agreement, the Options shall be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein. If the Executive fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, his right to exercise the Options with respect to such undelivered shares may be terminated in the sole discretion of the Board (or any duly authorized committee thereof).

         (b) Each Exercise Notice shall: (i) state the number of shares in respect of which they are being exercised, (ii) be accompanied by payment as provided in paragraph (c) below, and (iii) be signed by the person or persons entitled to exercise such Options. If such Options are being exercised by any person or persons other than the Executive, the Exercise Notice shall be accompanied by proof, satisfactory to the Company and its counsel, of the right of such person or persons to exercise such Options.

         (c) Subject to Section 11 hereof, payment of the Exercise Price shall be made by delivering to the Company any one or a combination of the following:
(i) a certified or bank cashier's check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (ii) one or more certificates evidencing shares of Common Stock owned by the Executive immediately prior to such exercise, together with a duly executed stock power, having an aggregate Fair Market Value on the date on which the Exercise Notice is given equal to the aggregate Exercise Price or (iii) a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised or of a loan made with respect to shares of Common Stock to be issued pursuant to the Options being exercised sufficient, in either case, to pay the Exercise Price.

         (d) The certificate or certificates representing shares of Common Stock to be issued upon exercise of the Options shall be registered in the name of the person or persons exercising such Options (or, if such Options are exercised by the Executive and if the Executive so requests in the applicable Exercise Notice, shall be registered in the name of the Executive and his spouse jointly, with right of survivorship) but only upon compliance with all the provisions of this Agreement, and such certificate or certificate shall be delivered within 10 days after receipt of payment and completion of such compliance by the Executive, PROVIDED that in the case of clause (iii) of the first sentence of Section 7(c), the Company shall not be required to make delivery of the certificate or certificates until payment is actually received from such broker/dealer.

         (e) The Company shall have no obligation to issue or deliver fractional shares of Common Stock upon exercise of the Options but may, in its sole discretion, elect to do so. In lieu of issuing any such fractional share the Company shall pay to the person exercising the Options, promptly following such exercise, an amount in cash equal to the Fair Market Value (as defined in Section 4(c)), as of the date of exercise, of such fraction of a share.

         8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Company or to be entitled to any right or benefit not set forth in this Agreement or to interfere with or limit in any way the right of the Company to terminate the Executive's employment in accordance with the Employment Agreement.

         9. WITHHOLDING TAXES. The Company shall have the right to require the Executive (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any federal, state, local and foreign income and other taxes that the Company may be required to withhold before delivering to the Executive (or such other person) a certificate or certificates representing shares of Common Stock issuable hereunder. Notwithstanding the foregoing sentence, subject to Section 11 hereof, the Executive may elect to cause Common Stock issuable upon the exercise of any of the Options, having a Fair Market Value on the day immediately preceding the date on which such certificates are delivered equal to the amount of such withholding obligation, to be withheld by the Company in satisfaction of such obligation.

         10. COMPLIANCE WITH APPLICABLE LAW. Any exercise of the Options and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to applicable law, including compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws. The Executive understands that, as of the date hereof, neither the Options nor the shares of Common Stock issuable upon exercise of the Options have been registered under the Securities Act or any applicable state securities or "blue sky" laws.

         11. RESALE OF COMMON STOCK. Upon any sale or transfer of the Common Stock purchased upon exercise of the Options, the Executive shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (a) the sale of the Common Stock to be so sold or transferred has been registered under the Securities Act or (b) such Common Stock may then be sold without registration under the Securities Act and applicable state securities laws.

         The certificates evidencing the shares of Common Stock issued upon exercise of the Options shall bear a legend to the following effect (unless the Company requires otherwise):

    THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

         12. REGISTRATION. Not later than the first anniversary of the date of this Agreement, the Company shall file a registration statement on Form S-8 (or any successor form for the registration under the Securities Act of securities to be offered pursuant to employee benefit plans) registering the Common Stock underlying the Options under the Securities Act, subject to then applicable rules and regulations, in order to permit the public resale thereof by the Executive. This Section 12 shall apply only to the extent that an effective registration statement is then required for the public sale by the Executive of the Common Stock underlying the Options.

         13. NOTICES. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or
(iii) (unless otherwise specified) when mailed by United States registered mail, return receipt requested, postage prepaid, addressed, as follows:

         If to the Company:

         Samsonite Corporation
         12000 East Forty-Fifth Avenue
         Denver, Colorado  80239-3018
         Attention:  Board of Directors
         c/o Corporate Secretary
         (with a copy to the attention of General
         Counsel at the same address)

         If to the Executive or other person or persons entitled to exercise the Options:

         Richard R. Nicolosi
         4408 Intracoastal Drive
         Highland Beach, Florida  33487

(in each case, with a copy to Gregory A. Fernicola, Esq., at Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 and Howard G. Kristol, Esq., at Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111) or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive and, to the limited extent set forth herein, the Executive's heirs, legal representatives and successors. No other person shall have any rights under this Agreement.

         15. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

         16. ENTIRE AGREEMENT. The parties hereto agree that this Agreement contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the subject matter hereof, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

         17. WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         18. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

         19. INCORPORATION BY REFERENCE. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

         20. TIME PERIODS. Any action required to be taken under this Agreement within a certain number of days shall be taken within that number of calendar days, PROVIDED that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.


                             SAMSONITE CORPORATION


                             By:    /S/ ROBERT H. FALK
                                 ----------------------------
                                 Name:  Robert H. Falk
                                 Title: Asst. Secretary


                             Executive:


                                 /S/ RICHARD R. NICOLOSI
                             --------------------------------
                             Richard R. Nicolosi
                             May 15, 1996